April 27, 1998



Dear Stockholder:

         It is with great pleasure that the directors and I invite you to attend the Annual Meeting of Stockholders of PLM International, Inc. (the "Company") which will be held at 1:00 p.m. (Pacific Time) on Monday, June 8, 1998 at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California.

         At the meeting, the stockholders will elect one director. In addition, you will be asked to consider and vote upon each of three stockholder proposals submitted by certain stockholders of the Company. The Board of Directors has reviewed each of these stockholder proposals and unanimously recommends that you vote AGAINST them. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

         Whether you plan to attend the meeting or not, we urge you to sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order that as many shares as possible may be represented at the meeting. The vote of every stockholder is important and your cooperation in promptly returning your executed proxy will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event that you attend the meeting. Thank you for your continued support.

                                            Very truly yours,




                                            /s/ ROBERT N. TIDBALL
                                            -------------------------------
                                            ROBERT N. TIDBALL
                                            President and Chairman of the Board

                             PLM INTERNATIONAL, INC.

                                   One Market
                         Steuart Street Tower, Suite 800
                         San Francisco, California 94105


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of PLM International, Inc. (the "Company") will be held on Monday, June 8, 1998 at 1:00 p.m. (Pacific Time) in the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California for the following purposes:

                  1. Elect one Class II director of PLM International, Inc. (Proxy Item No. 1),

                  2. Consider and vote upon three stockholder proposals (Proxy Item Nos. 2 through 4) submitted by certain stockholders of the Company which are more fully described in the attached Proxy Statement, and

                  3. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record on April 22, 1998 shall be entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

                            By Order of the Board of Directors,



                            /s/ SUSAN C. SANTO
                            ------------------------------------------------
                            SUSAN C. SANTO
                            Vice President, Secretary, and General Counsel

April 27, 1998
San Francisco, California

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON BY COMPLETING A BALLOT OR PROXY AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS.

                             PLM INTERNATIONAL, INC.
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


                                  June 8, 1998

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of PLM International, Inc. ("PLM International" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at 1:00 p.m. (Pacific Time) on Monday, June 8, 1998, at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California, or any adjournments or postponements thereof (the "Annual Meeting").

         The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 27, 1998. The costs of this proxy solicitation will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, telegraph and advertisements. Proxies are expected to be solicited by directors, officers and regular employees of the Company. The directors, officers and employees who assist in the solicitation will not receive any additional compensation for such services and will perform such services in addition to their usual duties. The Company has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies from brokers, nominees and individuals. MacKenzie's estimated fee for this service is $7,500, plus reimbursement of out-of-pocket expenses. The Company will also request brokers and other nominees who hold stock of the Company to forward solicitation materials to the beneficial owners of the Common Stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation materials.

VOTING OF PROXIES

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. If no choice is given, the shares represented by a signed proxy will be voted in favor of Proxy Item No. 1 and against Proxy Item Nos. 2 through 4 set forth in the notice attached hereto. The affirmative vote of the majority of shares present and entitled to vote at the Annual Meeting will be required for approval of Proxy Item No. 1 and Stockholder Proposal Nos. 1, 2 and 3 (Proxy Item Nos. 2, 3 and 4).

         Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by the Company. Abstentions and votes withheld by brokers in the absence of instructions from streetname holders (broker nonvotes) will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted towards the tabulation of votes cast on proxy items submitted to stockholders, whereas broker nonvotes are not counted for purposes of determining whether a proxy item has been approved.

         A stockholder submitting a proxy may revoke it at any time before it is voted at the Annual Meeting by notifying the Secretary of the Company in writing of such revocation, by properly executing a later-dated proxy, or by voting in person at the Annual Meeting.

OUTSTANDING VOTING SECURITIES

         Stockholders of record on April 22, 1998, or their proxies, are entitled to vote at the Annual Meeting. On such date, the outstanding voting stock of the Company consisted of 8,337,988 shares of the Common Stock. Each share of Common Stock will be entitled to one vote per share, on each matter to be voted at the Annual Meeting. There is no provision in the Certificate of Incorporation of the Company permitting cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Common Stock as of April 27, 1998, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of its directors and named executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.


Name and Address of Beneficial Owner                    Number of Shares of Common Stock<F1>  Percent of Common Stock<F1>
----------------------------------------------------------------------------------------------------------------------------
Steel Partners II, L.P.
     750 Lexington Avenue, 27th Floor
     New York, New York 10022........................         1,326,200                                 15.9%
Warren G. Lichtenstein<F2>
     750 Lexington Avenue, 27th Floor
     New York, New York 10022........................         1,326,200                                 15.9%
Dimensional Fund Advisors, Inc.
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401<F3>..............           456,200                                 5.47%
J. Michael Allgood<F4>...............................            85,077                                    1%
Stephen M. Bess<F5>..................................            70,211                                     *
Randall L.-W. Caudill<F6>............................            10,000                                     *
Donald R. Dugan, Jr.<F7>.............................            39,106                                     *
Douglas P. Goodrich<F8>..............................           137,336                                 1.64%
Harold R. Somerset<F9>...............................            46,000                                     *
Robert N. Tidball<F10>...............................           290,339                                 3.48%
Robert L. Witt<F11>..................................            15,000                                     *
All directors and executive officers as a group (13 people)<F12>
                                                                720,046                                 8.63%


------------------

* Represents less than 1% of the outstanding shares.

<F1>     Computed on the basis of 8,337,988  shares of Common Stock  outstanding
         (excluding treasury stock) as of April 27, 1998. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that all shares of Common Stock subject to outstanding options, warrants, rights or conversion priveleges have been deemed outstanding for the purpose of reporting the number and calculating the percentage owned by each person included in the table.

<F2>     Includes  1,326,200  shares held by Steel Partners II, L.P. The general partner of Steel Partners II, L.P. is Steel Partners L.L.C., of which Mr. Lichtenstein is the chief executive officer. Mr. Lichtenstein may be deemed to be the beneficial owner of all of such shares by virtue of his power to vote and dispose of such shares.

<F3>     Includes  456,200  shares held as of December 31, 1997 in portfolios of
         DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. ("Dimensional") serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

<F4>     Includes 39,999 shares of Common Stock issuable to Mr. Allgood pursuant to options exercisable within 60 days of April 27, 1998 and 20,001 shares of Common Stock issuable pursuant to options first exercisable following such 60-day period.

<F5>     Includes 25,000 shares of Common Stock issuable to Mr. Bess pursuant to options exercisable within 60 days of April 27, 1998.

<F6>     Includes 10,000 shares of Common Stock issuable to Mr. Caudill pursuant to options first exercisable more than 60 days following April 27, 1998.

<F7>     Includes 9,999 shares of Common Stock issuable to Mr. Dugan pursuant to options exercisable within 60 days of April 27, 1998 and 20,001 shares of Common Stock issuable pursuant to options first exercisable following such 60-day period.

<F8>     Includes  44,999  shares  of  Common  Stock  issuable  to Mr.  Goodrich pursuant to options exercisable within 60 days of April 27, 1998 and 30,001 shares of Common Stock issuable pursuant to options first exercisable following such 60-day period.

<F9>     Includes  20,000  shares  of  Common  Stock  issuable  to Mr.  Somerset pursuant to options exercisable within 60 days of April 27, 1998 and 20,000 shares of Common Stock issuable pursuant to options first exercisable following such 60-day period.

<F10>    Includes 156,666 shares of Common Stock issuable to Mr. Tidball pursuan to options exercisable within 60 days of April 27, 1998 and 13,334 shares of Common Stock issuable pursuant to options first exercisable following such 60-day period.

<F11>    Includes 10,000 shares of Common Stock issuable to Mr. Witt pursuant to options first exercisable more than 60 days following April 27, 1998.

<F12>    Includes  315,163  shares of Common  Stock  issuable  to members of the
         Board of Directors and executive officers pursuant to options exercisable within 60 days of April 27, 1998 and 125,337 shares of Common Stock issuable pursuant to options first exercisable following such 60-day period.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this report, the directors and executive officers of PLM International (and key executive officers of its subsidiaries) are as follows:


Name                                     Age                   Position
-------------------------------------------------------------------------------------------------------------------------

Robert N. Tidball                        59                    Chairman of the Board, Director,
                                                               President, and Chief Executive Officer,
                                                               PLM International, Inc.; Director,
                                                               PLM Financial Services, Inc.;
                                                               Vice President, PLM Railcar Management Services, Inc.;
                                                               President, PLM Worldwide Management Services Ltd.

Randall L.-W. Caudill                    51                    Director, PLM International, Inc.

Douglas P. Goodrich                      51                    Director and Senior Vice President,
                                                               PLM International; Director and President,
                                                               PLM Financial Services, Inc.;
                                                               President, PLM Transportation Equipment Corporation;
                                                               President, PLM Railcar Management Services, Inc.

Harold R. Somerset                       63                    Director, PLM International, Inc.

Robert L. Witt                           58                    Director, PLM International, Inc.

J. Michael Allgood                       49                    Vice President and Chief Financial Officer,
                                                               PLM International, Inc. and PLM Financial Services, Inc.

Stephen M. Bess                          51                    President, PLM Investment Management, Inc.
                                                               and PLM Securities Corp.; Vice President and Director,
                                                               PLM Financial Services, Inc.

Richard K Brock                          36                    Vice President and Corporate Controller,
                                                               PLM International, Inc. and PLM Financial Services, Inc.

Frank Diodati                            43                    President, PLM Railcar Management Services Canada Limited

Donald R. Dugan, Jr.                     37                    President, American Finance Group, Inc.

Steven O. Layne                          43                    Vice President, PLM Transportation Equipment Corporation;
                                                               Vice President, PLM Worldwide Management Services Ltd.

Susan C. Santo                           35                    Vice President, Secretary, and General Counsel,
                                                               PLM International, Inc. and PLM Financial Services, Inc.

Thomas L. Wilmore                        55                    Vice President, PLM Transportation Equipment Corporation;
                                                               Vice President, PLM Railcar Management Services, Inc.


Robert N. Tidball was appointed Chairman of the Board in August 1997 and President and Chief Executive Officer of PLM International in March 1989. At the time of his appointment to President and Chief Executive Officer, he was Executive Vice President of PLM International. Mr. Tidball became a director of PLM International in April 1989. Mr. Tidball was appointed Director of PLM Financial Services, Inc. in July 1997 and was elected President of PLM Worldwide Management Services Limited in February 1998. He has served as an officer of PLM Railcar Management Services, Inc. since January 1986. Mr. Tidball was Executive Vice President of Hunter Keith, Inc., a Minneapolis-based investment banking firm, from March 1984 to January 1986. Prior to Hunter Keith, he was Vice President, General Manager, and Director of North American Car Corporation and a director of the American Railcar Institute and the Railway Supply Association.

Randall L.-W. Caudill was elected to the Board of Directors in September 1997. He is President of Dunsford Hill Capital Partners, a San Francisco-based financial consulting firm serving emerging growth companies in the United States and abroad. Prior to forming Dunsford Hill Capital Partners, Mr. Caudill had been employed as a senior investment banker at Prudential Securities since 1987, where he served in various capacities, including heading the firm's Merger and Acquisition Department and co-heading the Investment Bank. Mr. Caudill received a D.Phil. from Oxford University, where he was a Rhodes Scholar, and an M.P.P.M. from Yale University. Mr. Caudill currently serves on the boards of directors of various other companies, including SBE, Inc., a publicly held company.

Douglas P. Goodrich was elected to the Board of Directors in July 1996, appointed Senior Vice President of PLM International in March 1994, and appointed Director and President of PLM Financial Services, Inc. in June 1996. Mr. Goodrich has also served as Senior Vice President of PLM Transportation Equipment Corporation since July 1989 and as President of PLM Railcar Management Services, Inc. since September 1992, having been Senior Vice President since June 1987. Mr. Goodrich was Executive Vice President of G.I.C. Financial
Services Corporation, a subsidiary of Guardian Industries Corporation of Chicago, Illinois, from December 1980 to September 1985.

Harold R. Somerset was elected to the Board of Directors of PLM International in July 1994. From February 1988 to December 1993, Mr. Somerset was President and Chief Executive Officer of California & Hawaiian Sugar Corporation (C&H Sugar), a recently acquired subsidiary of Alexander & Baldwin, Inc. Mr. Somerset joined C&H Sugar in 1984 as Executive Vice President and Chief Operating Officer, having served on its Board of Directors since 1978. Between 1972 and 1984, Mr. Somerset served in various capacities with Alexander & Baldwin, Inc., a publicly held land and agriculture company headquartered in Honolulu, Hawaii, including Executive Vice President of Agriculture and Vice President, General Counsel, and Secretary. In addition to a law degree from Harvard Law School, Mr. Somerset also holds degrees in civil engineering from the Rensselaer Polytechnic Institute and in marine engineering from the U.S. Naval Academy. Mr. Somerset also serves on the boards of directors of various other companies and organizations, including Longs Drug Stores Corporation, a publicly held company.

Robert L. Witt was elected to the Board of Directors in June 1997. Since 1993, Mr. Witt has been a principal with WWS Associates, a consulting and investment group specializing in startup situations and private organizations about to go public. Prior to that, he was Chief Executive Officer and Chairman of the Board of Hexcel Corporation, an international advanced materials company with sales primarily in the aerospace, transportation, and general industrial markets. Mr. Witt also serves on the boards of directors for various other nonpublic companies and organizations.

J. Michael Allgood was appointed Vice President and Chief Financial Officer of PLM International in October 1992 and Vice President and Chief Financial Officer of PLM Financial Services, Inc. in December 1992. Between July 1991 and October 1992, Mr. Allgood was a consultant to various private and public-sector companies and institutions specializing in financial operations systems development. In October 1987, Mr. Allgood co-founded Electra Aviation Limited and its holding company, Aviation Holdings, PLC of London, where he served as Chief Financial Officer until July 1991. Between June 1981 and October 1987, Mr. Allgood served as First Vice President with American Express Bank Ltd. In February 1978, Mr. Allgood founded and until June 1981 served as a director of Trade Projects International/Philadelphia Overseas Finance Company, a joint venture with Philadelphia National Bank. From March 1975 to February 1978, Mr. Allgood served in various capacities with Citibank, N.A.

Stephen M. Bess was appointed Director of PLM Financial Services, Inc. in July 1997. Mr. Bess was appointed President of PLM Securities Corp. in June 1996 and President of PLM Investment Management, Inc. in August 1989, having served as Senior Vice President of PLM Investment Management, Inc. beginning in February 1984 and as Corporate Controller of PLM Financial Services, Inc. beginning in October 1983. Mr. Bess served as Corporate Controller of PLM, Inc. beginning in December 1982. Mr. Bess was Vice President-Controller of Trans Ocean Leasing Corporation, a container leasing company, from November 1978 to November 1982, and Group Finance Manager with the Field Operations Group of Memorex Corporation, a manufacturer of computer peripheral equipment, from October 1975 to November 1978.

Richard K Brock was appointed Vice President and Corporate Controller of PLM International and PLM Financial Services, Inc. in June 1997, having served as Accounting Manager beginning in September 1991 and as Director of Planning and General Accounting beginning in February 1994. Mr. Brock was Division Controller of Learning Tree International, a technical education company, from February 1988 through July 1991.

Frank Diodati was appointed President of PLM Railcar Management Services Canada Limited in 1986. Previously, Mr. Diodati was Manager of Marketing and Sales for G.E. Railcar Services Canada Limited.

Donald R. Dugan, Jr. was appointed President of American Finance Group, Inc. ("AFG") in January 1996, and has been a director of AFG since December 1995. Prior to joining AFG, Mr. Dugan held various positions with Equis Financial Group, a Massachusetts general partnership ("Equis"), including National Sales Manager, Treasurer, and head of its capital markets group, beginning in 1989. Prior to joining Equis, Mr. Dugan was a Lieutenant in the United States Navy.

Steven O. Layne was appointed Vice President and Director of PLM Worldwide Management Services Limited in September 1995. He was appointed Vice President of PLM Transportation Equipment Corporation's Air Group in November 1992, and was its Vice President, Commuter and Corporate Aircraft beginning in July 1990. Prior to joining PLM, Mr. Layne was Director of Commercial Marketing for Bromon Aircraft Corporation, a joint venture of General Electric Corporation and the Government Development Bank of Puerto Rico. Mr. Layne is a Major in the United States Air Force Reserves and a Senior Pilot with 13 years of accumulated service.

Susan C. Santo became Vice President, Secretary, and General Counsel of PLM International and PLM Financial Services, Inc. in November 1997. She has worked as an attorney for PLM International since 1990 and served as its Senior Attorney since 1994. Previously, Ms. Santo was engaged in the private practice of law in San Francisco. Ms. Santo received her J.D. from the University of California, Hastings College of the Law.

Thomas L.  Wilmore was  appointed  Vice  President,  Rail of PLM  Transportation
Equipment Corporation in March 1994, and has served as Vice President of Marketing for PLM Railcar Management Services, Inc. since May 1988. Prior to joining PLM, Mr. Wilmore was Assistant Vice President and Regional Manager for MNC Leasing Corporation in Towson, Maryland from February 1987 to April 1988. From July 1985 to February 1987, he was President and co-owner of Guardian Industries Corporation, Chicago, and between December 1980 and July 1985, Mr. Wilmore was Executive Vice President of G.I.C. Financial Services Corporation. Mr. Wilmore also served as Vice President of Sales for Gould Financial Services, located in Rolling Meadows, Illinois, from June 1978 to December 1980.

ELECTION OF DIRECTOR (PROXY ITEM NO. 1)

         The Board of Directors currently consists of five directors and is divided into three classes, designated Class I, Class II and Class III. Each director is elected to a three-year term. The current Class I directors are Messrs. Tidball and Witt. The current Class II director is Mr. Caudill. The current Class III directors are Messrs. Goodrich and Somerset.

         At the Annual Meeting, one director will be elected for a term of three years. The term of the current Class II director expires at the Annual Meeting, and the terms of the Class III and Class I directors will expire at the annual meetings of stockholders convened in 1999 and 2000, respectively. The Company's nominee for Class II director is Randall L.-W. Caudill. Mr. Caudill presently serves as a Class II director of the Company.

         The Company's nominee has consented to be nominated and to serve if elected. If the nominee becomes unavailable for election, the proxy will be voted for such other person, if any, as the Board of Directors may designate.

INFORMATION CONCERNING DIRECTORS

         The Company's Board of Directors held 10 meetings in 1997 and, to date has held 2 meetings in 1998. Since joining the Board of Directors, each of the directors serving on the Board of Directors attended 100% of (i) the total number of meetings of the Board of Directors held in 1997 and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

         Among  the  committees  of the  Board  of  Directors  are an  Executive
Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Executive Committee consists of Mr. Tidball - Chairman, Mr. Caudill, Mr. Somerset and Mr. Witt. The Executive Committee, which was formed in October 1988, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, subject to the limitations prescribed by the Board of Directors, the bylaws of the Company and Delaware law. The Executive Committee did not meet in 1997.

         The Audit Committee consists of Mr. Caudill - Chairman, Mr. Somerset and Mr. Witt. The Audit Committee was formed in February 1988 to recommend the appointment and compensation of the independent auditors, approve professional services provided by the auditors, review the scope of the annual audit and the auditors' report to management, and review financial statements and internal accounting controls. The Audit Committee met twice in 1997.

         The Compensation Committee consists of Mr. Somerset - Chairman and Mr. Witt. The Compensation Committee was formed in February 1988 to review all compensation programs, policies and practices, including salaries, incentives, stock options, stock grants and stock purchase programs, and to make recommendations to the Board of Directors regarding the salary of all corporate officers and certain key employees. The Compensation Committee met once in 1997.

         The Nominating Committee was established in September 1990 to investigate and make recommendations to the Board of Directors for nominees to the Board of Directors and its committees. The Nominating Committee consists of Mr. Tidball - Chairman, Mr. Somerset and Mr. Witt. The Nominating Committee met once in 1997. The Nominating Committee will consider nominees to the Board of Directors recommended by security holders upon submission of the names of such nominees and such other information as requested by the Nominating Committee in accordance with the Company's bylaws.

COMPENSATION OF DIRECTORS

         Each nonemployee director of the Company (Messrs. Witt, Caudill and Somerset) receives a monthly retainer of $2,000 and a per meeting fee of $1,000 for meetings of the Board of Directors and the Executive Committee attended in person ($250 for meetings attended by telephone). A fee of $250 per meeting is paid to all nonemployee directors for meetings of all other committees of the Board of Directors.

         Each nonemployee director of the Company was granted 10,000 shares of Common Stock of the Company as of February 1, 1998, pursuant to the Directors' 1995 Nonqualified Stock Option Plan (the "1995 Directors' Plan"), which was adopted by the Board of Directors on January 25, 1995. According to the terms of the 1995 Directors' Plan, Directors who are not employees of the Company receive annual options to purchase 10,000 shares of Common Stock of the Company. Grants to each nonemployee director were made on February 1, 1995, February 1, 1996, February 1, 1997, and February 1, 1998. The exercise price is the closing price of the Company's Common Stock on the date of grant or the first business day thereafter if the grant date is not a business day. The exercise price of options granted on February 1, 1995 under the 1995 Directors' Plan is $2.625 per common share. The exercise price of options granted on February 1, 1996 is $3.50 per common share. The exercise price of options granted on February 1, 1997, is $3.31 per common share. The exercise price of options granted on February 1, 1998, is $5.25 per common share. The total number of shares for which options may be granted under the 1995 Directors' Plan is 120,000 shares. Options granted under the 1995 Directors' Plan vest pro rata over a three-year period.
Generally, vested options held by a nonemployee director who ceases to be a director of the Company may be exercised within six months after ceasing to be a director. In connection with the resignations of three former nonemployee Directors in 1997, 50,000 vested options granted under the 1995 Directors' Plan were redeemed by the Company and no shares with respect to such options were issued. Additionally, 40,000 nonvested options held by such nonemployee Directors were forfeited. Accordingly, the number of outstanding options granted under the 1995 Directors' Plan totals 60,000, for which no shares have been issued. As of the date of this Proxy Statement, 20,000 options were exercisable under the 1995 Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth for the fiscal years ended December 31, 1997, 1996, and 1995, a summary of compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of its four other most highly compensated executive officers (together, the "named executive officers") at December 31, 1997:

SUMMARY COMPENSATION TABLE



                                   Annual Compensation                  Long-Term Compensation



                                                                                       Securities
         Name and                                                      Restricted      Underlying
         Principal                      Salary(1)       Bonus(2)         Stock          Options/          All Other
         Position           Year           ($)             ($)         Awards(3)      SARS (#)(4)      Compensation(5)
-------------------------------------------------------------------------------------------------------------------------

Robert N. Tidball          1997       $   300,000     $   172,500           $76,670              --               $6,682
                           ----
President, Chief           1996           300,000         135,000            60,000          20,000                5,897
                           ----
Executive Officer          1995           300,000         203,054                --              --                3,306
                           ----

Douglas P. Goodrich        1997           190,000          75,000           100,050              --                6,682
                           ----
Senior Vice President      1996           190,000         189,625                --          45,000                5,897
                           ----
                           1995           188,333         239,910                --              --                1,779
                           ----

J. Michael Allgood         1997           175,000          97,500            43,335              --                6,682
                           ----
Chief Financial Officer    1996           175,000          52,500            23,334          30,000                5,897
                           ----
And Vice President         1995           162,615          78,054                --              --                1,726
                           ----

Donald R. Dugan, Jr.       1997           150,000         105,000            46,669              --                6,682
                           ----
President, American        1996           150,000         100,000                --          30,000                5,897
                           ----
Finance Group, Inc.        1995                --              --                --              --                   --
                           ----

Stephen M. Bess            1997           170,000          52,500            23,334              --                6,682
                           ----
President, PLM Investment  1996           165,000          45,000                --              --                5,897
                           ----
Management, Inc.           1995           137,500          50,000                --              --                1,639
                           ----

(1) Amounts shown do not include the cost to the Company of personal benefits, the value of which did not exceed the lesser of $50,000 or 10 percent of the aggregate salary and bonus compensation for each named executive officer.

(2) Bonus compensation reflects the amount earned in the designated year, but paid in the immediate subsequent year; provided, however, the bonus compensation reflects for each named Executive Officer a bonus of $3,054 paid in 1995 to replace the Company's matching program delayed until 1996 by the termination of the Company's 401(k) plan, effective December 31, 1994. Every employee of the Company employed throughout 1995 received the same $3,054 bonus compensation. For 1995 and 1996, Mr. Goodrich, as Senior Vice President of the Company's equipment acquisition subsidiary, had his bonus compensation restructured to add a commission incentive plan based on the amount of equipment transactions closed during a fiscal quarter. In 1995, Mr. Goodrich received commission compensation equal to $206,856. In 1996, Mr. Goodrich received commission compensation equal to $159,625.

(3) Restricted stock (also referred to in this Proxy as "Bonus Shares") was awarded pursuant to the 1996 PLM International, Inc. Mandatory Management Stock Bonus Plan. Bonus Shares were granted in substitution of cash bonus compensation earned in the designated year, though shares were actually granted effective January 8, 1997, and January 15, 1998. The number of Bonus Shares granted equals the amount of cash bonus awarded by the Board of Directors to a designated recipient, multiplied by an allocation ratio applicable to such recipient, multiplied by
         1.334 (to compensate recipients for the restricted nature of the shares and risk of forfeiture) divided by the fair market value of the Company's common stock on the effective date of grant. The fair market value is equal to the closing price of the Company's common stock on the effective date of grant. Cash bonus compensation earned in a designated year is reduced by an amount equal to the amount of cash bonus earned in the designated year multiplied by the allocation ratio applicable to the recipient. The allocation ratio for Mr. Tidball and Mr. Allgood for the Bonus Shares granted in substitution of cash bonus earned in 1996 is 25%, resulting in an award of 20,001 Bonus Shares to Mr. Tidball and 7,778 Bonus Shares to Mr. Allgood. The allocation ratio for Mr. Tidball, Mr. Allgood, Mr. Bess and Mr. Dugan for the Bonus Shares granted in substitution of cash bonus earned in 1997 is 25% and 50% for Mr. Goodrich, resulting in an award of 14,960 Bonus Shares to Mr. Tidball, 19,513 Bonus Shares to Mr. Goodrich, 8,456 Bonus Shares to Mr. Allgood, 9,106 Bonus Shares to Mr. Dugan, and 4,553 Bonus Shares to Mr. Bess. Bonus Shares granted pursuant to this plan generally vest ratably over three years. Nonvested Bonus Shares are subject to forfeiture in the event the recipient voluntarily terminates his or her employment with the Company. See also "1996 Mandatory Management Stock Bonus Plan."

(4) Options granted effective August 21, 1996, pursuant to the Company's stockholder-approved 1988 Management Stock Compensation Plan. These options have an exercise price of $3.25 per common share and vest ratably over three years. One half of these options held by each named executive officer expire August 21, 2001, and one half expire August 21, 2002.

(5) Includes for 1996 and 1997, contributions made by the Company pursuant to the PLM International, Inc. Profit Sharing and 401(k) Plan to each of the named executive officer's accounts as follows: for 1996, $4,000 in 401(k) matching contributions and $1,340 in profit-sharing contributions; and for 1997, $4,000 in 401(k) matching contributions and $2,032 in profit-sharing contributions. Also includes the following compensation:


                                             Cash
                                           Balances
                                         Distributed              Company-paid
                                           to ESOP              premiums for term
                                           Accounts              life insurance

                                             1995             1997     1996    1995
                                             ----             ----     ----    ----
Robert N. Tidball                           $816              $650     $557    $2,490
Douglas P. Goodrich                          816               650      557       963
J. Michael Allgood                           763               650      557       963
Donald R. Dugan, Jr.                          --               650      557        --
Stephen M. Bess                              676               650      557       963



STOCK OPTION GRANTS IN 1997

         The Company did not grant any stock options to the named executive officers or any other employee in 1997, nor were any options exercised by the named executive officers in 1997. The following table sets forth certain information, based on market value of the Company's Common Stock on December 31, 1997, with respect to all stock options held by each of the named executive officers as of such date:

                         FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                                   Number of Securities                      Value of Unexercised
                                                  Underlying Unexercised                         In-the-Money
                                                        Options at                                Options at
                                                     December 31, 1997                        December 31, 1997
Name                                             Exercisable/Unexercisable                Exercisable/Unexercisable<F1>
-----------------------------------------------------------------------------------------------------------------------------
Robert N. Tidball <F2>                                156,666/13,334                            539,165/31,734
Douglas P. Goodrich<F3>                                44,999/30,001                            133,998/71,402
J. Michael Allgood<F4>                                 39,999/20,001                            122,098/47,602
Donald R. Dugan, Jr.<F5>                                9,999/20,001                             23,798/47,602
Stephen M. Bess<F6>                                       25,000/0                                  85,450/0

-----------------

<F1>     Options  granted  in 1992  have an  exercise  price of  $2.00.  Options granted in 1994 have an exercise price of $3.0625. Options granted in 1996 have an exercise price of $3.25. Market value of Common Stock at December 31, 1997 close was $5.63 per share.

<F2>     Mr.  Tidball was granted  options to purchase  130,000 shares of Common
         Stock in 1992, 20,000 shares of Common Stock in 1994 and 20,000 shares of Common Stock in 1996.

<F3>     Mr.  Goodrich was granted  options to purchase  20,000 shares of Common
         Stock in 1992, 10,000 shares of Common Stock in 1994 and 45,000 shares of Common Stock in 1996.

<F4>     Mr.  Allgood was granted  options to purchase  20,000  shares of Common
         Stock in 1992, 10,000 shares of Common Stock in 1994 and 30,000 shares of Common Stock in 1996.

<F5>     Mr. Dugan was granted options to purchase 30,000 shares of Common Stock in 1996.

<F6>     Mr. Bess was granted  options to purchase 20,000 shares of Common Stock in 1992 and 5,000 shares of Common Stock in 1994.


1996 MANDATORY MANAGEMENT STOCK BONUS PLAN

         In 1996, the Board of Directors approved the PLM International, Inc. Mandatory Management Stock Bonus Plan in order to compensate senior management for their contributions to the growth and profits of the Company and its subsidiaries and increase their investment in the Common Stock of the Company, thereby enhancing their incentive to build shareholder value, while conserving Company liquidity. The Board of Directors determines on an annual basis which members of senior management will be granted shares of restricted stock ("Bonus Shares") under the PLM International, Inc. Mandatory Management Stock Bonus Plan, based upon recommendations of the Compensation Committee. A portion of the recipients' incentive compensation, expressed as a percentage of their total bonus and not to exceed 50% ("Allocation Ratio"), is reduced in return for the grant of Bonus Shares. The Company has established a Bonus Share reserve equal to 500,000 shares of the Common Stock subject to adjustment for certain corporate events such as stock splits, stock dividends or reclassification.

         The number of Bonus Shares allocable and granted to a recipient is determined according to the following formula: amount of cash bonus due a recipient under his/her incentive compensation plan, multiplied by the recipient's Allocation Ratio, multiplied by 1.3334 (to compensate employee for the restricted nature of the Bonus Shares and the risk of forfeiture), divided by the fair market value of the Bonus Shares (the quoted closing price of the Company's Common Stock on the date of issuance). Cash bonuses due under an incentive compensation plan are then reduced by an amount equal to the amount of such cash bonus multiplied by the recipient's Allocation Ratio.

         Effective January 8, 1997, and January 15, 1998, the Board of Directors, acting upon the recommendations of the Compensation Committee, awarded 66,670 and 56,588 Bonus Shares under the PLM International, Inc.
Mandatory Management Stock Bonus Plan for bonuses earned in 1996 and 1997, respectively. The Bonus Shares awarded to the named executive officers are as follows:


                                                 Bonus Shares Awarded                          Reduction in Cash Bonus
                                                 ---------------------                         -----------------------

                                                 1997                1996                       1997                 1996
                                                 ----                ----                       ----                 ----
Robert Tidball                                  14,960              20,001                     $57,500             $45,000
Douglas Goodrich                                19,513                  --                      75,000                  --
J. Michael Allgood                               8,456               7,778                      32,500              17,500
Donald R. Dugan, Jr.                             9,106                  --                      35,000                  --
Stephen Bess                                     4,553                  --                      17,500                  --


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         The Company has entered into Employment Agreements (the "Employment Agreements") with the Chief Executive Officer, three of its four other named executive officers and others (each a "Contract Employee"). The Employment Agreements are designed to encourage Contract Employees to remain in the employ of the Company and to reinforce their continued attention and dedication to their duties in the event of an unsolicited attempt to take over control of the Company. The Employment Agreements have three year terms from the date on which they were entered (the "Original Term") and are automatically extended one additional year on each succeeding anniversary thereof unless earlier terminated by the Company or the employee. Each Employment Agreement contains provisions governing salary, bonus and participation in Company benefit plans, and provides in certain events for payments to the Contract Employee upon termination of his or her employment with the Company. In addition, each Employment Agreement includes a covenant not to solicit the Company's customers or otherwise compete against the Company for a period of time after termination of employment.

         If, after a change in control occurs, the Company terminates a Contract Employee other than for cause or if the employee terminates his or her employment for good reason (including, without limitation, any demonstrable and material diminution of the compensation, duties, responsibilities, authority or powers of the Contract Employee), then the Company is required to pay the Contract Employee the sum of (i) the employee's annual base compensation rate then in effect multiplied by the number of years in the Original Term (up to 2.99 years), (ii) an amount equal to the greater of the amount paid and/or payable to or due the Contract Employee under the Company's bonus or incentive plans (a) for the Company's fiscal year prior to the fiscal year of any change in control or (b) for the immediately preceding fiscal year, multiplied by the number of years in the Original Term (up to 2.99 years) and (iii) all other cash benefits due the Contract Employee.

         In addition, if following a change in control, the Contract Employee terminates his or her employment for good reason all options to purchase stock of the Company granted to such Contract Employee immediately become fully vested and any restrictions on the exercise of such options lapse.

         For purposes of the Employment Agreements, a change in control is defined to include, among other things, (i) any Person acquiring Beneficial Ownership (as defined in the Employment Agreements) of 36% or more of the combined voting power of the Company's securities, (ii) any Person, who did not have Beneficial Ownership of 5% or more of the voting power of the Company's securities on the date the Employment Agreement was entered into, acquiring Beneficial Ownership of more than 15% of such voting power or (iii) a change in the Board of Directors of the Company due to proxy solicitations or other actions to influence voting at a meeting of stockholders of the Company by a Person who has Beneficial Ownership of 5% or more of the voting power of the Company, and which causes the Continuing Directors (as defined below) to cease to be a majority of the Board of Directors, unless such event(s) have been approved by a majority of the Continuing Directors.

         "Continuing Directors" are (a) those who were directors on the date the Employment Agreement was entered into, (b) those who were appointed or recommended for election by a majority of those who were directors on such date, or (c) those who were appointed or recommended by a majority of those directors described in (a) and (b) above.

         The Employment Agreements are structured so that no excess payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), will be made to any Contract Employee pursuant to the Employment Agreements. If a change in control occurred on the date hereof and the employment of the Contract Employees was immediately terminated without cause, based on certain assumptions, the following would be the amounts of post-employment compensation benefits provided under the Employment Agreements to the following named executive officers: Mr. Tidball, $1,620,580; Mr. Goodrich, $1,040,520; Mr. Allgood, $932,000; and Mr. Bess, $738,530.

PENSION BENEFITS

         The following table sets forth certain information regarding annual benefits payable in specified compensation and years of service classifications under the Company's nonqualified supplemental retirement income plan:

       Average Annual                                        Credited Years of Service<F3>
        Compensation                                        Annual Payout to be Received
       During Last Five                                          in Each of Five Years
          Years of                                         Following Later of Termination of
        Employment<F1><F2>                                     Employment or Attainment of Age 60
--------------------------------------------------------------------------------------------------------------------------
                                              5                              10                              15
                                              -                              --                              --
          $ 60,000                        $ 15,000                        $ 30,000                        $ 45,000
           100,000                          25,000                          50,000                          75,000
           140,000                          35,000                          70,000                         105,000
           180,000                          45,000                          90,000                         135,000
           220,000                          55,000                         110,000                         165,000
           260,000                          65,000                         130,000                         195,000
           300,000                          75,000                         150,000                         225,000
           400,000                         100,000                         200,000                         300,000

---------------------------------

<F1>     The Company's nonqualified supplemental retirement income plan provides that an executive participating in the plan is generally entitled to receive for a period of 60 months, commencing upon the later of attainment of age 60 or termination of employment, an amount equal to the product of (i) 5%, (ii) number of years of employment with PLM International, its affiliates or predecessors (up to a maximum of 15 years) and (iii) average monthly base compensation during the most recent consecutive months of employment (not to exceed 60) preceding termination of employment. Obligations under the plan are funded by general corporate funds and insurance policies on the lives of the participants. For purposes of computing benefits under the plan, compensation includes only salaries and wages and does not include directors' fees or bonuses. Benefits payable are not subject to any deduction for social security or other offset amounts. The annual base compensation 60-month averages at December 31, 1997 for the named executive officers equaled: Mr. Tidball, $285,667; Mr. Goodrich, $172,833; Mr. Allgood, $156,500; and Mr. Bess, $143,333.

<F2>     Benefits under the plan generally vest over a five-year period. Vesting is accelerated immediately to 100% in the event of a change in control of the Company. The Board of Directors has discretion to accelerate the date for making payments under the plan in the event of a change in control.

<F3>     Years  of  credited  service  for  the  named  executive  officers  who participate in the plan are as follows:

                                                 Years
Robert N. Tidball                                  12
Douglas P. Goodrich                                10
J. Michael Allgood                                 5
Stephen M. Bess                                    15


COMPENSATION COMMITTEE REPORT(1)

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for advising and recommending to the Board of Directors of the Company policies governing employee compensation and the Company's employee benefit plans, including its 1988 Management Stock Compensation Plan and the 1996 Mandatory Management Stock Bonus Plan, and determining the compensation of the Company's executive officers, subject to review by the disinterested members of the Board of Directors. The Committee evaluates the performance of management and determines compensation policies and levels. The disinterested members of the Board of Directors review the Committee's recommendations regarding the compensation of executive officers.

         The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and motivate them to enhance long-term stockholder value. Compensation for the Company's executive officers consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, stock option grants and stock grants. These elements are designed to operate on an integrated basis and together comprise total compensation value.

         It is the Compensation Committee's belief that none of the Company's executive officers will be affected by the provisions of Section 162(m) of the Code which limits the deductibility of certain executive compensation during 1997. Therefore, the Committee has not adopted a policy as to compliance with the requirements of Section 162(m) of the Code.

Base Salary

         Base salary levels of the Company's key executives are largely determined through comparison with comparable companies in the San Francisco Bay Area. Salary information about comparable companies is reviewed by reference to public disclosures and published surveys. In addition, the Committee from time to time obtains information about comparable salary levels from outside compensation consultants.

         The companies included in the salary comparisons are generally not the same as the companies included in the index in the stock performance graph included in this Proxy Statement. The Committee believes that the Company's most direct competitors for executive talent in the San Francisco Bay Area are not necessarily the same companies to which the Company would be compared for stock performance purposes.

         In 1994, the Company engaged the services of a national compensation consultant to advise on the overall compensation of the CEO. Findings of the report submitted to the Board of Directors were that the base salary and level of actual total cash compensation for the CEO appeared reasonable and did not require adjustment. After nonadjustment for a period of three years, Mr. Tidball's base compensation was increased from $300,000 to $312,000 effective February 1, 1998. Mr. Tidball's annual base salary was in part determined based on the Compensation Committee's evaluation of his performance during the prior fiscal year which included the financial results reflected in the stock performance graph included in this Proxy Statement and nonfinancial factors including strategic planning for the future of the Company.

           See "Annual Cash Incentives," below.

Annual Cash Incentives

         The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers. Generally, the cash incentive is paid from a senior management bonus pool established by the Compensation
Committee at the beginning of each year based on a targeted level of profitability. The Committee retains the right to increase or decrease the size of the bonus pool during the year. Payment of cash incentives is not solely contingent on the Company's meeting the targeted level of profitability, which level was met during 1997. Profitability, however, is a factor in determining the size of the bonus pool each year.

         Incentive awards for the Company's key executives participating in the single bonus pool (other than the CEO) are based on the achievement of predetermined individual performance goals. Specific individual goals for each executive are established at the beginning of the year by the CEO and are tied to the functional responsibilities of each executive. Individual goals may include objective and subjective factors, such as improving the performance of assets managed by the executive, successful acquisitions or sales, management of operating expenses, development of leadership skills, and personal training and education. No specific weights are assigned to the individual goals. In fiscal 1997, certain of the individual performance targets were met. The Summary Compensation Table shows, under the captions "Bonus" and "Restricted Stock Grants," incentive awards for the named executive officers for 1997.

         In establishing the annual cash incentive for the CEO, the Committee considers the performance of the Company and the CEO, including his leadership and effectiveness in dealing with major corporate problems and opportunities. While overall corporate performance, including stock price performance, is taken into account, the incentive award for the CEO is primarily determined by a subjective account of his individual performance. The Summary Compensation Table shows, under the captions "Bonus" and "Restricted Stock Grants," the incentive award for the CEO in 1997.

--------

(1) The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended.

Restricted Stock Grants

         Restricted stock may be awarded pursuant to the 1996 PLM International, Inc. Mandatory Stock Bonus Plan to compensate senior management for their contributions to the growth and profits of the Company and its subsidiaries and to increase their investment in the Common Stock of the Company, thereby enhancing their incentive to build stockholder value, while conserving Company liquidity. The Committee recommends to the Board of Directors which executives shall receive restricted stock grants and the portion of their incentive compensation that will be reduced in return for such grants expressed as a percentage of their total bonus ("Allocation Ratio"). Once determined, the participating executives are granted restricted stock according to the following formula: amount of cash bonus due an employee under their incentive compensation plan, multiplied by the recipient's Allocation Ratio, multiplied by 1.3334 (to compensate employees for the restricted nature of the Stock Grants and the risk of forfeiture), divided by the fair market value of a granted share (the quoted closing price of the Company's Common Stock on the date of issuance). In selecting those employees whom it wishes to recommend for restricted stock grants, the Committee considers the position and responsibilities of the eligible employees, the value of their services to the Company and its subsidiaries and such other factors as the Committee deems pertinent. Restricted stock grants generally vest ratably over three years and, until vested, are subject to forfeiture in the event an executive voluntarily terminates his/her employment with the Company. The Committee believes restricted stock grants provide long-term incentive and rewards tied to the Company's Common Stock. Recipients benefit only when Company stockholders benefit from stock price appreciation. The Company benefits by paying less cash incentives. In addition, the restricted nature of the stock grants, including the risk of forfeiture, rewards executives who maintain long-term employment with the Company.

         There were 56,588 shares of Common Stock granted as restricted stock to executive officers for 1997. The Summary Compensation Table shows, under the caption "Restricted Stock Grants," the value of the restricted stock grants at the time of such grant for the CEO and other named executive officers for 1996 and 1997, as well as the number of shares of Common Stock granted as restricted stock to the CEO and other named executive officers for 1996 and 1997. See also "1996 Mandatory Management Stock Bonus Plan."

Stock Options

         Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the Company's stockholders benefit from stock price appreciation, are an important component of the Company's annual executive compensation program. The PLM International, Inc. 1988 Management Stock Compensation Plan terminated on March 31, 1998, and no additional options may be granted pursuant to that plan. Prior to its termination, there were no grants of options to executive officers in 1997. The expiration dates of all unexercised options granted under the 1988 Management Stock Compensation Plan were extended by the Board of Directors, effective in March 1998, so that half of the 213,500 options granted in 1992 with an exercise price of $2.00 will expire on August 21, 1999, and half will expire on August 21, 2000; all of the 60,500 options granted in 1994 with an exercise price of $3.06 will expire on August 21, 1998; half of the 156,000 options granted in 1996 with an exercise price of $3.25 will expire August 21, 2001, and half will expire on August 21, 2002; and half of the 10,000 options granted in 1996 with an exercise price of $3.50 will expire on August 21, 2001, and half will expire on August 21, 2002. The table "Fiscal Year End Option Values" identifies all options granted to the named executive officers, including the CEO.


HAROLD R. SOMERSET                                     ROBERT L. WITT

                    The Members of the Compensation Committee

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         The following stock performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and the Russell 2000 Index, an index of small market capitalization companies. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1992, and that all dividends were reinvested. All year references are to December 31 of the applicable year.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG PLM INTERNATIONAL, INC., THE S & P 500 INDEX
                           AND THE RUSSELL 2000 INDEX


                                        12/92     12/93   12/94   12/95   12/96   12/97
                                        ----------------------------------------------------

PLM International, Inc.                 100.00   117.21  158.58  206.84  186.16  310.79

S&P 500                                 100.00   110.08  111.53  153.45  188.68  251.64

Russell 2000                            100.00   118.83  116.66  149.79  174.50  213.65



* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS
  FISCAL YEAR ENDING DECEMBER 31.

















         The Company is an equipment leasing company specializing in the management of equipment on operating and finance leases domestically and internationally. Its portfolio of owned and managed equipment consists of diversified transportation equipment and includes marine vessels, aircraft, trailers/tractors, railcars/locomotives, marine containers, mobile offshore drilling units and storage vaults. In addition, the Company's wholly-owned subsidiary, American Finance Group, Inc., leases numerous nontransportation equipment types on finance leases, primarily domestically. No issuers are leasing similar portfolios of diversified transportation equipment on operating leases and numerous other equipment types on finance leases. Therefore, the Company believes it cannot reasonably identify a peer group and has used an index composed of companies with similar market capitalizations.

STOCKHOLDER PROPOSAL No. 1 (PROXY ITEM NO. 2)

         A stockholder has requested the Company present for approval the following resolution ("Stockholder Proposal No. 1") at the Annual Meeting of
Stockholders:

          "That the  stockholders  of the  Company  recommend  that the Board of
Directors approve, and submit to a vote of the stockholders for approval, an amendment repealing Article Eleventh of the Company's Certificate of Incorporation, as amended."

Accompanying the above resolution, the following commentary was submitted:

                  This resolution was submitted to the stockholders at the 1997 Annual Meeting and IT WAS OVERWHELMINGLY APPROVED. The vote was 4,468,459 in favor, 2,544,898 against and 134,175 abstain. IN SPITE OF THAT APPROVAL BY THE STOCKHOLDERS, THE BOARD OF DIRECTORS HAS DONE NOTHING IN RESPONSE. The Board could use Article Eleventh to block any future offer to acquire the Company. Resubmitting this resolution enables the stockholders to again express to the Board their belief that Article Eleventh should be repealed. It may be an obstacle to the acquisition of the Company and is generally inconsistent with the goal of maximizing shareholder value.

                  Article Eleventh requires, in effect, that the holders of at least 80% of the Company's shares approve mergers and certain other transactions involving an Interested Stockholder (as defined below) or any of its affiliates or associates unless the transaction is approved by a majority of the members of the Board who are not affiliates or associates or representatives of the Interested Stockholder and who were directors prior to the time the Interested Stockholder became an Interested Stockholder (the "Continuing Directors"). For purposes of Article Eleventh, an "Interested Stockholder" is defined, in effect, as any person (other than the Company, or any subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any subsidiary) who is (a) the beneficial owner of more than 10% of the Company's shares or (b) is an affiliate or associate of the Company and at any time within the prior two-year period was the beneficial owner of more than 10% of the Company's shares.

                  PLEASE VOTE "FOR" THIS PROPOSAL TO SHOW THE BOARD THAT IT CANNOT CONTINUE TO IGNORE THE EXPRESS WISHES OF THE COMPANY'S STOCKHOLDERS.

                  The proponent of Stockholder Proposal No. 1 is Gary D. Engle; 10 Stony Point West, Westport, Connecticut 06880. Mr. Engle did not provide a telephone number with his proposal, but the Company believes that Mr. Engle may be contacted at 617/854-5800. Mr. Engle is the beneficial owner of 26,000 shares of Common Stock.


The Board of Directors Unanimously Recommends a Vote AGAINST Stockholder Proposal No. 1 (Proxy Item No. 2).

                  The Board of Directors unanimously recommends that the stockholders vote AGAINST the proposal. Proxies solicited by the Board will be so voted unless a stockholder specifies a contrary choice in his or her proxy. The affirmative vote of the majority of shares present and entitled to vote at the Annual Meeting will be required for approval of Stockholder Proposal No. 1.

STOCKHOLDER PROPOSAL NO. 2 (PROXY ITEM NO.  3)

         A Stockholder has requested the Company present for approval the following resolution (Stockholder Proposal No. 2) at the Annual Meeting of
Stockholders:

                  "That the stockholders of the Company recommend that the Board of Directors approve, and submit to a vote of stockholders for approval, an amendment, pursuant to Section 203(b)(3) of the Delaware General Corporation Law, that adds a new Article Fifteenth to the Company's Certificate of Incorporation, as amended, which shall read as follows:

                  FIFTEENTH: The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law."

Accompanying the above resolution, the following commentary was submitted:

                  This resolution was submitted to the stockholders at the 1997 Annual Meeting and IT WAS APPROVED. The vote was 3,682,823 in favor, 3,336,870 against and 127,839 abstain. IN SPITE OF THAT APPROVAL BY THE STOCKHOLDERS, THE BOARD OF DIRECTORS HAS DONE NOTHING IN RESPONSE. The Board could use Section 203 to block any future offer to acquire the Company. Resubmitting this resolution enables the stockholders to again express their view that a major obstacle to the acquisition of the Company that is generally inconsistent with the goal of maximizing stockholder value should be eliminated.

                  Section 203 of the Delaware General Corporation Law provides, in effect, that if any person acquires beneficial ownership of 15% or more of the Company's outstanding shares (thereby becoming an "Interested Stockholder"), the Interested Stockholder may not engage in a business combination with the Company for three years thereafter, subject to certain exceptions. Among the exceptions are the Board's prior approval of such acquisition; the acquisition of at least 85% of the Company's shares (subject to certain exclusions) in the transaction in which such person becomes an Interested Stockholder; and the approval of such business combination by 66 2/3% of the outstanding stock not owned by the Interested Stockholder. An amendment to the Certificate of Incorporation electing not to be governed by Section 203 would become effective twelve months after adoption and would not be subject to amendment by the Board. It would not apply to a business combination with a person who became an Interested Stockholder prior to the adoption of such amendment.

                  PLEASE  VOTE  "FOR"  THIS  PROPOSAL  TO SHOW THE BOARD THAT IT
         CANNOT   CONTINUE  TO  IGNORE  THE  EXPRESS  WISHES  OF  THE  COMPANY'S
         STOCKHOLDERS.

                  The proponent of Stockholder Proposal No. 2 is James A. Coyne; 63 Old Hill Road, Westport, Connecticut 06880. Mr. Coyne did not provide a telephone number with his proposal, but the Company believes that Mr. Coyne may be contacted at 617/854-5800. Mr. Coyne is the beneficial owner of 1,000 shares of Common Stock.

The Board of Directors Unanimously Recommends a Vote AGAINST Stockholder Proposal No. 2 (Proxy Item No. 3).

                  The Board of Directors unanimously recommends that the stockholders vote AGAINST the proposal. Proxies solicited by the Board will be so voted unless a stockholder specifies a contrary choice in his or her proxy. The affirmative vote of the majority of shares present and entitled to vote at the Annual Meeting will be required for approval of Stockholder Proposal No. 2.

STOCKHOLDER PROPOSAL NO. 3 (PROXY ITEM NO. 4)

         A stockholder has requested the Company present for approval the following resolution (Stockholder Proposal No. 3) at the Annual Meeting of
Stockholders:

                  "That the stockholders of the Company recommend that the Board of Directors approve, and submit to a vote of the stockholders for approval, an amendment to Article Sixth of the Company's Certificate of Incorporation, as amended, eliminating the division of the directors into classes so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

Accompanying the above resolution, the following commentary was submitted:

                  The election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for the implementation of those policies. Currently, the Board of Directors of the Company is divided into three classes serving staggered three-year terms, so that only a portion of the Board is elected annually. Companies frequently defend the classified Board structure on the grounds that it ensures continuity. In the Company's case, I believe that is a negative, because it reduces the Board's accountability to the stockholders. FOR EXAMPLE, THE DIRECTORS OF THE COMPANY, AS CURRENTLY CLASSIFIED WITH STAGGERED TERMS, CONTINUE TO IGNORE OTHER IMPORTANT PROPOSALS APPROVED BY ITS STOCKHOLDER AT LAST YEAR'S ANNUAL MEETING.

                  My proposal enables the stockholders to express their view that the classified Board structure limits the Directors' (and current management's) accountability to the stockholders, by generally maintaining the incumbency of at least two-thirds of the Board each year, and should be eliminated. The elimination of the classified board structure would require each director to stand for election annually and permit the stockholders to register their views annually on the performance of the Board collectively and each director individually, thus helping to ensure that the Company will be managed in a manner that is in the best interests of the stockholders.

                  A classified Board can also be an impediment to the acquisition of the Company and is thus generally inconsistent with the goal of maximizing stockholder value. Without the ability to replace a majority of the Board at one Annual Meeting, a potential acquirer may be reluctant to make an offer. The elimination of the classified Board structure would eliminate this possible impediment to the acquisition of the Company at a premium price.

                  PLEASE VOTE "FOR" THIS PROPOSAL IN ORDER TO INCREASE THE ACCOUNTABILITY OF THE DIRECTORS TO THE STOCKHOLDERS, WHO ARE THE OWNERS OF THE COMPANY.

                  The proponent of Stockholder Proposal No. 3 is Douglas Smuckler; 2630 Gough #305, San Francisco, California 94105. Mr. Smuckler did not provide a telephone number with his proposal, but the Company believes Mr. Smuckler may be contacted at 415/765-5473. Mr. Smuckler is the beneficial owner of 786 shares of Common Stock.

The Board of Directors Unanimously Recommends a Vote AGAINST Stockholder Proposal No. 3 (Proxy Item No. 4).

                  The Board of Directors unanimously recommends that the stockholders vote AGAINST the proposal. Proxies solicited by the Board will be so voted unless a stockholder specifies a contrary choice in his or her proxy. The affirmative vote of the majority of shares present and entitled to vote at the Annual Meeting will be required for approval of Stockholder Proposal No. 3.

INDEPENDENT AUDITORS

         Representatives of KPMG Peat Marwick LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. They will be afforded an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals from stockholders for the 1999 Annual Meeting must be received by the Company no later than December 28, 1998, to be included in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting. Such proposals should be directed to the attention of the Secretary, PLM International, Inc., One Market, Steuart Street Tower, Suite 800, San Francisco, California 94105.

OTHER BUSINESS

         The Board of Directors of the Company does not intend to present any other items of business at the Annual Meeting.

         The Board of Directors knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy card will vote in accordance with their judgment on such matters.

                             By Order of the Board of Directors,




                             /s/ SUSAN C. SANTO
                             -----------------------------------------------
                             SUSAN C. SANTO
                             Vice President, Secretary and General Counsel

San Francisco, California
April 27, 1998


         PLM International will provide without charge to each person furnished a copy of this Proxy Statement, a copy of its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, upon receipt of a written request therefor sent to the Secretary of PLM International, Inc., One Market, Steuart Street Tower, Suite 800, San Francisco, California 94105.